UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2006

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 6, 2006, Restoration Hardware, Inc. (the “Company”), appointed Vivian C. Macdonald as Vice President, Corporate Controller of the Company, effective June 26, 2006. The Company entered into an employment letter with Ms. Macdonald. A summary of the material terms of the employment letter is set forth below.

Base Pay.   Ms. Macdonald’s annual base salary will be $250,000 per year.

Bonus   Subject to the terms of the employment letter, Ms. Macdonald will receive a signing bonus of $25,000, and she is guaranteed a minimum bonus of $50,000 for fiscal 2006. Ms. Macdonald also will be eligible to participate in the Company’s Management Incentive Program and her current target level of payout under the plan will be between 20% and 40% of her base salary, with final payout depending upon her individual performance.  Ms. Macdonald’s guaranteed bonus amount, other than her signing bonus, for fiscal 2006 will be credited against any actual bonuses received by Ms. Macdonald for such year.

Stock Options.   Ms. Macdonald will receive stock options to purchase 50,000 shares of the Company’s common stock pursuant to the Company’s 1998 Stock Incentive Plan. The exercise price of the options will be determined by the closing price of the Company’s common stock on the effective date of the grant, which will be the commencement date of Ms. Macdonald’s employment with the Company. The options will vest over four years, with 25% of the shares subject to the options vesting on each anniversary of the grant date.

Non-Solicitation.   Mr. Macdonald has agreed that in the event she resigns from the Company or her employment is terminated by the Company, she will not solicit any employees or customers of the Company or work in a capacity that would compete directly with the Company for a period of one year following the effective date of her resignation or termination of employment.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2006, the Company appointed Vivian C. Macdonald as Vice President, Corporate Controller of the Company, effective June 26, 2006. Ms. Macdonald, age 39, previously served as the Company’s Vice President, Corporate Controller, from April 2003 to January 2004, and as the Company’s Corporate Controller from November 2002 to April 2003. Ms. Macdonald most recently served as Vice President of Finance and Corporate Controller of Design Within Reach, Inc., a provider of modern design furnishings and accessories, from March 2006 to June 2006. From December 2004 to March 2006, Ms. Macdonald served as Vice President, Corporate Controller of Thermage, Inc., a medical device company developing aesthetic and therapeutic applications and as the company’s Corporate Controller from April 2004 to December 2004. Prior to joining Thermage, Ms. Macdonald was with Fair Isaac & Company, Inc., a provider of decision-making solutions, where she was Director of Accounting from May 2000 through January 2002 and then Director of Finance and acting Corporate Controller from January 2002 through November 2002. From August 1999 through May 2000, Ms. Macdonald was the Corporate Controller at Tavolo, Inc., a web-based retailer of gourmet food and kitchenware.

The Company entered into an employment letter with Ms. Macdonald. The material terms of the employment letter are summarized above in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.
Dated: June 12, 2006	By:	/s/ Chris Newman
Chris Newman Senior Vice President and Chief Financial Officer